CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated August 1, 1996 and to all references to our Firm included in or made a part of this Post-Effective Amendment No. 40.


                                  /s/ Arthur Andersen LLP

                                      ARTHUR ANDERSEN LLP


Cincinnati, Ohio,
June 13, 1997